UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 8, 2014, Industrial Property Trust Inc. (the “Company”) issued a press release announcing third quarter 2014 acquisitions. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in Exhibit 99.1 is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.	Other Events.

Completed Real Property Acquisitions

As used herein, the purchase price capitalization rate is based on the property’s projected cash net operating income from in-place leases for the 12 months after the date of purchase, including any contractual rent increases contained in such leases for those 12 months, divided by the purchase price for the property, exclusive of transfer taxes, due diligence expenses, and other closing costs, including acquisition costs and fees paid to Industrial Property Advisors LLC (the “Advisor”) and its affiliates (the “Purchase Price Capitalization Rate”).

Meadows Distribution Center

On September 4, 2014, the Company acquired a 100% fee interest in one industrial building located in the Atlanta market, totaling approximately 138,000 square feet on 14.0 acres (the “Meadows Distribution Center”). The building is 100% leased to New Prosys Corp., a technology integration and information technology consulting company. New Prosys Corp. leases approximately 138,000 square feet under a lease with a remaining lease term of 10.8 years that expires in June 2025.

The total purchase price was approximately $7.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate is approximately 4.0%. Pursuant to the terms of the amended and restated advisory agreement (the “Advisory Agreement”), dated as of July 16, 2014, by and among the Company, Industrial Property Operating Partnership LP, and the Advisor, the Company paid an acquisition fee to the Advisor of approximately $154,560, equal to 2.0% of the purchase price of this transaction.

Corridor Industrial Center

On September 16, 2014, the Company acquired a 100% fee interest in one industrial building located in the Baltimore / D.C. market totaling approximately 121,000 square feet on 6.7 acres (the “Corridor Industrial Center”). The building is 100% leased to four customers with a weighted-average remaining lease term (based on square feet) of 7.2 years. Each of the customers in the Corridor Industrial Center individually leases more than 10% of the total rentable area, as described below:

•	E&G Corporation, LLC, a distributor of automotive aftermarket restyling products, leases approximately 51,000 square feet, or approximately 42% of the building’s rentable area, under a lease that expires in March 2022.

•	Gramaco Granite & Marble, LLC, an importer and supplier of stone products, leases approximately 32,000 square feet, or approximately 26% of the building’s rentable area, under a lease that expires in October 2019.

•	Hunter Enterprises LLC d/b/a Generation Pet, a distributor of all-natural pet food products, leases approximately 26,000 square feet, or approximately 22% of the building’s rentable area, under a lease that expires in September 2024.

•	Alpha International Inc., a wholesaler of sinks and faucets, leases approximately 12,000 square feet, or approximately 10% of the building’s rentable area, under a lease that expires in January 2020.

The total purchase price was approximately $9.9 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the Purchase Price Capitalization Rate is approximately 5.4%. Pursuant to the terms of the Advisory Agreement, the Company paid an acquisition fee to the Advisor of approximately $198,000, equal to 2.0% of the purchase price of this transaction.

O’Hare Distribution Center

On September 17, 2014, the Company acquired a 100% fee interest in one industrial building located in the Chicago market, totaling approximately 249,000 square feet on 23.8 acres (the “O’Hare Distribution Center”). The building is 100% leased to Navistar, Inc., a manufacturer of commercial trucks, buses, defense vehicles and engines. Navistar, Inc. leases approximately 249,000 square feet under a lease with a remaining lease term of 4.3 years that expires in January 2019.

The total purchase price was approximately $27.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the Purchase Price Capitalization Rate is approximately 6.2%. Pursuant to the terms of the Advisory Agreement, the Company paid an acquisition fee to the Advisor of approximately $542,500, equal to 2.0% of the purchase price of this transaction.

Lehigh Valley Commerce Center

On September 25, 2014, the Company acquired a 100% fee interest in one industrial building located in the Pennsylvania market, totaling approximately 83,000 square feet on 11.0 acres (the “Lehigh Valley Commerce Center”). The building is 100% leased to Batesville Casket Company, Inc., a designer, manufacturer, distributor and seller of funeral service products. Batesville Casket Company, Inc. leases approximately 83,000 square feet under a lease with a remaining lease term of 5.0 years that expires in September 2019.

The total purchase price was approximately $6.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the Purchase Price Capitalization Rate is approximately 6.2%. Pursuant to the terms of the Advisory Agreement, the Company paid an acquisition fee to the Advisor of approximately $120,000, equal to 2.0% of the purchase price of this transaction.

Corridor Industrial Center II

On September 29, 2014, the Company acquired a 100% fee interest in three industrial buildings located in the Baltimore / D.C. market, totaling approximately 429,000 square feet on 22.0 acres (the “Corridor Industrial Center II”). The building is 98% leased to 15 customers with a weighted-average remaining lease term (based on square feet) of 2.7 years. Four of the customers in the Corridor Industrial Center II individually leases more than 10% of the total rentable area, as described below:

•	American Furniture Rentals, Inc., a provider of residential, office and special event furniture rentals, leases approximately 62,000 square feet, or approximately 14% of the building’s rentable area, under a lease that expires in September 2021.

•	Door-to-Door Storage, Inc., a self-storage and moving company, leases approximately 59,000 square feet, or approximately 14% of the building’s rentable area, under a lease that expires in June 2015.

•	Jinny Beauty Supply Company, Inc., a distributor of beauty and professional salon/barber products, leases approximately 58,000 square feet, or approximately 13% of the building’s rentable area, under a lease that expires in November 2018.

•	National Azon, Inc., a manufacturer and distributor of print and graphic products, leases approximately 44,000 square feet, or approximately 10% of the building’s rentable area, under a lease that expires in September 2015.

The total purchase price was approximately $27.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the Purchase Price Capitalization Rate is approximately 5.5%. Pursuant to the terms of the Advisory Agreement, the Company paid an acquisition fee to the Advisor of approximately $540,000, equal to 2.0% of the purchase price of this transaction.

Bolingbrook Industrial Center

On September 30, 2014, the Company acquired a 100% fee interest in one industrial building located in the Chicago market, totaling approximately 55,000 square feet on 4.0 acres (the “Bolingbrook Industrial Center”). The building is 100% leased to Prater Industries, Inc., a manufacturer of material processing equipment for the food and pharmaceutical industries. Prater Industries, Inc. leases approximately 55,000 square feet under a lease with a remaining lease term of 4.6 years that expires in May 2019.

The total purchase price was approximately $4.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the Purchase Price Capitalization Rate is approximately 7.5%. Pursuant to the terms of the Advisory Agreement, the Company paid an acquisition fee to the Advisor of approximately $83,000, equal to 2.0% of the purchase price of this transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company, dated October 8, 2014.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the lease terms and the Purchase Price Capitalization Rates) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the customers’ ability to continue to comply with the terms of their leases, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

October 8, 2014	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of the Company, dated October 8, 2014.